SUB-ITEM 77H







The following shareholders held greater than 25% of the outstanding shares of a series of the Trust as of February 29, 2016
 but held below that threshold as of August 31, 2015:







Fund

Shareholder

GMO INTERNATIONAL SMALL COMPANIES FUND

MILWAUKEE COUNTY EMPLOYEES

GMO Alpha Only Fund

Asset Allocation Trust 2LKM

GMO Alpha Only Fund

GMO Global Asset Allocation Fund

GMO Risk Premium Fund

GMO Global Asset Allocation Fund





































The following shareholders ceased to hold greater than 25% of the outstanding shares of a series of the Trust during the period
August 31, 2015 through February 29, 2016:







Fund

Shareholder













GMO BENCHMARK FREE BOND FUND

R JEREMY GRANTHAM

GMO BENCHMARK FREE BOND FUND

GMO LLC

GMO INTERNATIONAL BOND

SEI PRIVATE TRUST COMPANY C/O COMPASS (Univ of Arizona)

GMO INTERNATIONAL BOND

THE CHILD FAMILY TRUST DTD 10/18/93

GMO STRATEGIC OPPORTUNITIES  ALLOC ATION FUND

SOUTH CAROLINA RETIREMENT SYSTEMS GROUP

GMO Alpha Only Fund

GMO Benchmark-Free Allocation Fund

GMO Risk Premium Fund

GMO Benchmark-Free Fund